UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2026

First Advantage Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31666	84-3884690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Concourse Parkway NE Suite 200
Atlanta, Georgia		30328
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (678) 868-4151

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02. Results of Operations and Financial Condition.

On August 6, 2026, First Advantage Corporation (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2026. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information furnished under this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated by specific reference in any such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2026, the Company’s Board of Directors (the “Board”), upon the recommendation of its Nominating and Corporate Governance Committee, increased the size of the Board to nine directors and appointed Sharon Binger as a Class I director of the Board, effective August 6, 2026, to serve until the Company’s 2028 Annual Meeting of Stockholders and until the election and qualification of her successor or earlier death, resignation, retirement, disqualification or removal.

Additionally, the Board appointed Ms. Binger as a member of the Nominating and Corporate Governance Committee of the Board, effective upon becoming a director, in substitution for Joseph Osnoss who remains as Chairman of the Board.

The Board has determined that Ms. Binger qualifies as an independent director for service on the Board, under the Nasdaq listing standards and the Company’s Corporate Governance Guidelines.

Ms. Binger, a current Silver Lake employee, was designated and appointed to the Board and Nominating and Corporate Governance Committee at the request of Silver Lake, pursuant to the terms of the Amended and Restated Stockholders’ Agreement, dated as of February 28, 2024, by and among the Company, SLP Fastball Aggregator, L.P. and certain stockholders of the Company party thereto and in accordance with the Company’s Amended and Restated Charter and Amended and Restated Bylaws, the Silver Lake Transferee Group (as defined in the Stockholders’ Agreement).

There are no transactions between Ms. Binger and the Company required to be reported under Item 404(a) of Regulation S-K.

In connection with Ms. Binger’s appointment, the Company has entered into an indemnification agreement with Ms. Binger in substantially the same form of agreement that the Company has executed with its other directors and executive officers.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of First Advantage Corporation dated August 6, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ADVANTAGE CORPORATION

Date:	August 6, 2026	By:	/s/ Steven Marks
Name: Steven Marks Title: Executive Vice President & Chief Financial Officer